Exhibit 24
                                                                ----------
                            POWER OF ATTORNEY

    KNOW EVERYONE BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints Mark E. Reese and B. G. Kelley, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities related to signing and filing the 1998 Form
10-K (annual report pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934) and all other required filings, until the 1999 annual meeting of shareholders, to the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

SIGNATURE                                     TITLE
---------                                     -----

/s/ George C. Carpenter III
---------------------------
George C. Carpenter III                       Director

/s/ E. H. Creese
---------------------------
E. H. Creese                                  Director

/s/ David J. Fisher
---------------------------
David J. Fisher                               Director

/s/ Bruce G. Kelley
---------------------------
Bruce G. Kelley                               Director

/s/ George W. Kochheiser
---------------------------                   Chairman of the Board of
George W. Kochheiser                          Directors

/s/ Raymond A. Michel
---------------------------
Raymond A. Michel                             Director

/s/ Fredrick A. Schiek
---------------------------
Fredrick A. Schiek                            Director


May 21, 1998